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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                               CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report :          December 31,1997


                                 JOTAN, INC.
            (Exact name of registrant as specified in its charter)


                     FLORIDA                       0-24188
       (State of other jurisdiction of      (Commission File Number)
              incorporation)


                                 59-3181162
                      (IRS Employer Identification No.)

 118 West Adams Street, Suite 900, Jacksonville, Florida            32202
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code      (904) 355-2592



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ITEM 5.     Other Events

	As of December 31, 1997, Southland Container Packaging Corp. (previously known as Southland Holding Company), a wholly-owned subsidiary of Jotan, Inc. (the "Company"), as "Borrower", did not to pay the principal, interest and certain fees due under the Credit Agreement dated as of February 28, 1997, as amended, among the Company, Borrower, Banque Paribas, as agent and a lender, and other lenders. The Company is meeting with its lenders to discuss business opportunities at the Company and an appropriate payment arrangement. The Company continues to meet its other obligations in the ordinary course of business while pursuing new business and recruiting additional key management.

	As of January 5, 1998, William H. Ames voluntarily resigned as President of the Company and of the Borrower. Mr. Raleigh C. Minor has been elected Interim Chief Executive Officer. The Company has retained Mr. Minor and his firm, Allomet Partners, Ltd., to direct the operations of the Company while identifying additional senior management for the Company, improving implementation of business plans and better managing existing contractual relationships.



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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    JOTAN, Inc.


                                    By: ___________________________________
                                        Edward L. Lipscomb, Vice President,
                                        Chief Financial Officer and Secretary


Date:  January 9, 1998

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